Putnam Tax Exempt Income Period ending 3/31/17

1.	Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of October 27, 2016 Incorporated by reference to Post-Effective Amendment No. 56 to the Registrants Registration Statement filed on January 27, 2017.